Exhibit 99.1

VILLAGE SUPER MARKET, INC.
EXECUTIVE OFFICES
733 Mountain Avenue
Springfield, New Jersey 07081

VILLAGE SUPER MARKET, INC.
DECLARES QUARTERLY DIVIDEND

Contact:	John Van Orden, CFO
(973) 467-2200
VillageInvestorRelations@wakefern.com

Springfield, New Jersey – June 12, 2026 – The Board of Directors of Village Super Market, Inc. (NSD:VLGEA) declared quarterly cash dividends of $0.25 per Class A common share and $0.1625 per Class B common share. The dividends will be payable on July 23, 2026 to shareholders of record at the close of business on July 2, 2026.
Village Super Market operates a chain of 34 supermarkets in New Jersey, New York, Maryland and Pennsylvania under the ShopRite and Fairway banners and three Gourmet Garage specialty markets in New York City.